Exhibit 99(a)(1)(C)

AUDAX CREDIT BDC, INC.

NOTICE OF WITHDRAWAL

NOTICE OF WITHDRAWAL OF TENDER REGARDING SHARES HELD IN

AUDAX CREDIT BDC, INC.

TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED JANUARY 9, 2023

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT, AND THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY AUDAX CREDIT BDC, INC. EITHER BY HAND-DELIVERY OR MAIL BEFORE, 11:59 P.M. EASTERN TIME, ON FEBRUARY 7, 2023, UNLESS THE OFFER IS EXTENDED.

THIS NOTICE OF WITHDRAWAL IS ONLY TO BE USED TO CANCEL A PREVIOUSLY SUBMITTED LETTER OF TRANSMITTAL

COMPLETE THIS NOTICE OF WITHDRAWAL AND RETURN BY HAND DELIVERY OR MAIL TO:

Audax Credit BDC, Inc.

101 Huntington Avenue

Boston, MA 02199

YOU ARE RESPONSIBLE FOR CONFIRMING THAT THIS NOTICE OF WITHDRAWAL IS RECEIVED BY AUDAX CREDIT BDC, INC. AT THE ADDRESS ABOVE.

AUDAX CREDIT BDC, INC.	TENDERED PURSUANT TO THE OFFER TO PURCHASE DATED
NOTICE OF WITHDRAWAL	January 9, 2023

LADIES AND GENTLEMEN:

The undersigned hereby withdraws the tender of its Shares to Audax Credit BDC, Inc. (the “Company”) for purchase by the Company that previously was submitted by the undersigned in a Letter of Transmittal dated ________, 20__.

This tender was in the amount of: _______________ Shares.

The undersigned recognizes that upon the receipt on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered will not be purchased by the Company.

IMPORTANT: Signature of investor(s) or authorized person(s) should be exactly as it appeared on the subscription agreement
Signature of Investor(s) or Authorized Person(s)
Name of Signatory (Please print)
Title of Authorized Person (Please print)
Signature of Investor(s) or Authorized Person(s)
Name of Signatory (Please print)
Title of Authorized Person (Please print)